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                                                                EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement filed on Form S-3 and the related Prospectus of Alexandria Real Estate Equities, Inc. for the registration of 743,589 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1999, except for Note 15, as to which the date is February 23, 1999, with respect to the consolidated financial statements and schedules of Alexandria Real Estate Equities, Inc. which are included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       /S/ ERNST & YOUNG LLP
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Los Angeles, California
June 28, 1998